UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

SEARS HOLDINGS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-51217	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 27, 2011, the Compensation Committee of the Board of Directors of Sears Holdings Corporation (the “Company”) approved the restatement of Sears Holdings Corporation Annual Incentive Plan (the “AIP”), 2011 performance goals and measures under the AIP, a new Sears Holdings Corporation Long-Term Incentive Program (LTIP) (the “LTIP”) and 2011-2013 performance goals and measures under the LTIP.

The following are brief descriptions of the material terms and conditions of the AIP, 2011 performance goals and measures under the AIP, the LTIP and 2011-2013 performance goals and measures under the LTIP. These descriptions are qualified in their entirety by reference to the complete texts of the AIP, 2011 performance goals and measures approved and adopted under the AIP the LTIP and 2011-2013 performance goals and measures under the LTIP, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for its fiscal quarter ending April 30, 2011.

AIP and 2011 Financial Performance Goals, Measures and Assignments

The AIP provides the opportunity for salaried and certain corporate hourly employees of the Company, including its executive officers, to receive an incentive award equal to percentage of his or her base salary or a dollar amount subject to the attainment of performance goals during a fiscal year.

Awards under the AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares. The issuance of common stock under the AIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of AIP awards.

The AIP provides that, for each performance period, the Compensation Committee will establish in writing the financial performance goals and any particulars or components applicable to each business and the annual incentive opportunity and assignment with respect to each participant. The primary financial performance goals under the AIP for the executive officers are based on SHC EBITDA (earnings before interest, taxes, depreciation and amortization) and/or a business unit’s business operating profit (“BOP”). SHC EBITDA and BOP are defined in the 2011 AIP.

The AIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

The 2011 annual incentive opportunity for our chief executive officer, Louis J. D’Ambrosio, is based solely on SHC EBITDA. The 2011 annual incentive opportunities for the executive officers named in the Company’s proxy statement for its 2011 annual meeting (the “named executive officers”) under the AIP are based on achievement of an SHC EBITDA goal, BOP goals, a business unit gross margin goal or a combination thereof. Specifically, the 2011 annual incentive opportunity for W. Bruce Johnson is based on achievement of a combination of the BOP goals for the business units for which he is responsible and the level of performance for the SHC EBITDA goal. The 2011 annual incentive opportunity for each of Michael D. Collins, Dane A. Drobny and William H. Harker, is based on a combination of the percentage of AIP payouts achieved by the operating business units BOP achievement and the level of performance for the SHC EBITDA goal. The 2011 annual incentive opportunity for Scott J. Freidheim is based on achievement of a combination of a BOP goal and a gross margin goal for the business unit for which he is responsible. For the SHC EBITDA goal, a threshold level of performance will generate a payout at 40% of the annual incentive opportunity. For the BOP goals, payout percentage at threshold varies by business unit. The incentive payout percentage between threshold and target is based on straight-line (linear) interpolation. If the target performance level is achieved, for each 1% SHC EBITDA, BOP or gross margin, as applicable, exceeds the target performance measure, the executive officer will receive a 2% increase in his award. Payouts above target award amounts are limited by a 6:1 earnings to incentive ratio as follows: for every $7 in earnings above target amount, a minimum of $6 in earnings is retained by the Company for every $1 in incentive paid to participants. The maximum annual incentive opportunity is 200% of the participant’s target award amount.

The Compensation Committee approved the following target award percentages (which is a percentage of base salary) under the AIP for our chief executive officer and our named executive officers for fiscal year 2011:

Name and Title	Target Award Percentage
Louis J. D’Ambrosio Chief Executive Officer and President	200%
W. Bruce Johnson Exec. Vice President – Off-Mall Businesses and Supply Chain	100%
Michael D. Collins Sr. Vice President and Chief Financial Officer	90%
Scott J. Freidheim Exec. Vice President and President – Kenmore, Craftsman & DieHard	100%
Dane A. Drobny Sr. Vice President, General Counsel and Corporate Counsel	90%
William R. Harker Sr. Vice President	90%

The Compensation Committee will administer the AIP for executive officers.

2011 LTIP and 2011 Financial Performance Goals, Measures and Assignments

The 2011 LTIP provides the opportunity for salaried employees who hold a position of divisional vice president or higher to receive a long-term incentive award equal to either a percentage of his her base salary or a dollar amount subject to the attainment of performance goals for a three-year period (fiscal years 2011-2013).

Awards under the 2011 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company’s common stock in lieu of cash or a combination of cash and shares upon the achievement of certain performance goals. The issuance of common stock under the 2011 LTIP is contingent on the availability of shares of stock under a shareholder approved plan of the Company providing for the issuance of shares in satisfaction of 2011 LTIP awards.

The 2011 LTIP includes four different performance plans. The Compensation Committee has determined the level of financial performance for each performance plan, the performance plan to apply to each business, and which performance plan applies to each named executive officer (or assignment).

The 2011 performance plans under the 2011 LTIP that cover named executive officers include an LTIP EBITDA plan and BOP-based plans. LTIP EBITDA and BOP are defined in the 2011 LTIP.

The 2011 LTIP also provides that the Company will seek reimbursement from executive officers if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Mr. D’Ambrosio does not participate in the 2011 LTIP. For Messrs. Freidheim and Johnson, achievement of the LTIP EBITDA performance goal accounts for 50% of their 2011 LTIP opportunity and achievement of a BOP goal for the businesses for which they are responsible accounts for the remaining 50% of their 2011 LTIP opportunity. For all other named executive officers, achievement of the LTIP EBITDA performance goal accounts for 100% of their 2011 LTIP opportunity. Threshold, target and maximum goals have been established for all performance measures under the 2011 LTIP.

The threshold level of performance for the LTIP EBITDA plan is 70% of LTIP EBITDA target in any year of the three-year performance period. A threshold level of performance will generate a payout at 25% of the 2011 LTIP opportunity and a target level of performance will generate a payout at 100% of the LTIP opportunity. The payout slope ranges from 1.2:1 (i.e. 1.2% LTIP incentive opportunity increase for each 1% performance measure increase).

The threshold level of performance for the BOP–based assignments for Messrs. Freidheim and Johnson is 70% of the BOP target for the three-year performance period on a cumulative basis. A threshold level of performance will generate a payout at 25% of the LTIP incentive opportunity and a target level of performance will generate a payout at 100% of the LTIP incentive opportunity. The payout slope ranges from 1.2:1 (i.e. 1.2% LTIP incentive opportunity increase for each 1% performance measure increase) to 3.5:1.

LTIP awards above the target award amount are limited by a 6:1 earnings to incentive ratio as follows: for every $7 in earnings above target amount, a minimum of $6 in earnings is retained by the Company for every $1 in incentive paid to participants. The maximum LTIP incentive opportunity under the 2011 LTIP is 200% of the participant’s target award amount.

The Compensation Committee approved the following target award percentages (which is a percentage of base salary) for the named executive officers under the 2011 LTIP:

Name and Title	2011 LTIP Award
Louis J. D’Ambrosio Chief Executive Officer and President	Not Applicable
W. Bruce Johnson Exec. Vice President – Off-Mall Businesses and Supply Chain	200%
Michael D. Collins Sr. Vice President and Chief Financial Officer	150%
Scott J. Freidheim Exec. Vice President and President – Kenmore, Craftsman & DieHard	150%
Dane A. Drobny Sr. Vice President, General Counsel and Corporate Counsel	150%
William R. Harker Sr. Vice President

The 2011 LTIP will be administered by the Compensation Committee for executive officers.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 3, 2011, Sears Holdings Corporation (the “Company”) held its annual meeting of stockholders at the Company’s offices in Hoffman Estates, Illinois. The meeting was held to vote on the matters described below.

1. Election of Directors. Louis J. D’Ambrosio, William C. Kunkler, III, Edward S. Lampert, Steven T. Mnuchin, Ann N. Reese, Emily Scott and Thomas J. Tisch were elected to the Board of Directors for a one-year term expiring at the 2012 annual meeting of stockholders. The votes on this matter were as follows:

Name	For	Withheld	Broker Non-Vote
Louis J. D’Ambrosio	97,314,531	350,141	4,869,369
William C. Kunkler, III	97,329,016	335,656	4,869,369
Edward S. Lampert	97,149,691	514,981	4,869,369
Steven T. Mnuchin	96,905,842	758,830	4,869,369
Ann N. Reese	95,397,595	2,267,077	4,869,369
Emily Scott	97,212,839	451,833	4,869,369
Thomas J. Tisch	97,096,144	568,528	4,869,369

2. Advisory Vote on Compensation of Executive Officers. The stockholders approved, by an advisory vote, the compensation of the named executive officers. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
96,854,642	708,407	101,623	4,869,369

3. Advisory Vote on the Frequency of Advisory Vote on the Compensation of Our Named Executive Officers. The stockholders voted, by an advisory vote, to hold future advisory votes on executive compensation every 1 year. The votes on this matter were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Vote
96,498,974	141,027	920,116	104,555	4,869,369

4. Appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011. The stockholders approved to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011. The votes on this matter were as follows:

For	Against	Abstain
102,268,137	182,572	83,332

5. Stockholder Proposal to Require Disclosure Regarding Corporate Political Contributions. The stockholders disapproved the stockholder proposal to require disclosure requiring corporate political contributions. The votes on this matter were as follows:

For	Against	Abstain	Broker Non-Vote
5,356,577	91,165,208	1,142,887	4,869,369

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ William K. Phelan
William K. Phelan
Senior Vice President, Controller and Chief Accounting Officer

Date: May 3, 2011